Exhibit 5.3

Stikeman Elliott LLP Barristers & Solicitors 5300 Commerce Court West, 199 Bay Street, Toronto, Canada M5L 1B9 Tel: (416) 869-5500 Fax: (416) 947-0866 www.stikeman.com

CONSENT OF LEGAL COUNSEL

Re:  Registration Statement on Form F-10 of Bauer Performance Sports Ltd.

We refer to the registration statement on Form F-10 (the “Registration Statement”) to be filed by Bauer Performance Sports Ltd. with the U.S. Securities and Exchange Commission and to which this consent is exhibited.

We hereby consent to all references to this firm in the Registration Statement and each of its exhibits.

Yours truly,

/s/ Stikeman Elliott LLP

STIKEMAN ELLIOTT LLP

Toronto, Ontario, Canada

June 9, 2014

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